SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2005 (September 26, 2005)

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 26, 2005, Astea International Inc. (“Astea”) filed with the Securities and Exchange Commission (the “Commission”) a Report on Form 8-K (the “Initial 8-K Report”) with respect to its acquisition of substantially all of the assets of FieldCentrix, Inc. (“FieldCentrix”), through its wholly-owned subsidiary, FC acquisition Corp. (“FC Acquisition”). The acquisition was completed on September 21, 2005.

As permitted under Items 9.01(a)(b) of Form 8-K, Astea indicated that it would file financial statements and pro forma financial information required under Item 9.01 of Form 8-K no later than the date required. This Amendment No. 1 of the Current Report on Form 8-K/A provides the required financial information and amends Item 9.01(a) and (b) of the Initial 8-K Report filed by Astea on September 26, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statement of Business Acquired.

The following historical financial information of FieldCentrix, Inc. is filed herewith on the pages listed below:

INDEPENDENT AUDITOR’S CONSENT

The Board of Directors
Astea International Inc.

We consent to the incorporation by reference in the Form 8-K/A of our report dated September 22, 2005, with respect to the balance sheets of FieldCentrix, Inc. as of December 31, 2003 and 2004, and the related statements of operations, changes in stockholders’ deficit and changes in Series A, Series A-1, and Series B preferred stock and cash flows for the years then ended which report appears in the Form 8-K/A of Astea International Inc. dated December 7, 2005.

Carlsbad, California

December 1, 2005
CEA, LLP
Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders
FieldCentrix, Inc.
Irvine, California

We have audited the accompanying balance sheets of FieldCentrix, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ deficit and changes in Series A, Series A-1, and Series B Preferred Stock, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FieldCentrix, Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

September 22, 2005

FIELDCENTRIX, INC.
BALANCE SHEETS
December 31,

	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$4,079,052	$671,250
Accounts receivable, net	1,932,925	1,020,825
Inventory	-	43,972
Prepaid expenses and other	179,179	103,668
Total Current Assets	6,191,156	1,839,715

Property and Equipment	3,733,143	3,409,414
Less accumulated depreciation	3,270,279	2,809,353
	462,864	600,061
Other Asset
Restricted cash and cash equivalents	226,821	226,821
	226,821	226,821
	$6,880,841	$2,666,597
The accompanying notes are an integral part of these financial statements. (Continued on next page)

FIELDCENTRIX, INC.
BALANCE SHEETS
December 31,

	2004	2003
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$183,922	$240,961
Convertible promissory notes	-	805,634
Accrued expenses and other current liabilities	804,789	1,084,865
Deferred revenue and customer deposits	2,246,331	2,144,461
Total Current Liabilities	3,235,042	4,275,921
Total Liabilities	3,235,042	4,275,921

Series A convertible preferred stock, no par value;
59,920,330 shares authorized,
issued and outstanding at December 31, 2003	-	5,127,675
Series A-1 convertible preferred stock, no par value; 5,991,985 shares authorized; 4,798,791 shares
issued and outstanding at December 31, 2004	5,127,675	-
Series B convertible preferred stock, no par value; 15,600,000 shares authorized; 13,811,712 shares
issued and outstanding at December 31, 2004	8,720,312	-

Commitments
Stockholders' Deficit
Common stock, no par value; 45,000,000 shares authorized;
2,188,120 and 1,003,691 shares issued and outstanding
at December 31, 2004 and 2003, respectively	592,055	591,880
Additional paid-in capital	201,332	-
Accumulated deficit	(10,995,575)	(7,328,879)
	(10,202,188)	(6,736,999)
	$6,880,841	$2,666,597

The accompanying notes are an integral part of these financial statements.

FIELDCENTRIX, INC.
STATEMENTS OF OPERATIONS

	Years Ending December 31,
	2004	2003
Net Revenues
Software license fees	$3,707,330	$1,918,612
Services, maintenance, and other	4,735,700	3,475,429

Total Revenues	8,443,030	5,394,041

Cost of revenues
Software license fees	43,305	50,495
Services, maintenance, and other	2,880,946	3,427,196

Total Cost of Revenues	2,924,251	3,477,691

Gross Profit	5,518,779	1,916,350

Operating Expenses
Sales and marketing	3,544,039	3,344,473
Research and development	3,148,800	4,528,378
General and administrative	2,357,210	2,327,105

Total Operating Expenses	9,050,049	10,199,956

Loss From Operations	(3,531,270)	(8,283,606)

Other Income (Expenses)
Interest income	63,402	16,313
Non-cash interest expense attributed to beneficial conversions	(201,332)	-
Non-cash amortization of debt issuance costs	-	(1,145)
Loss on sale/disposal of assets	(29)	(3,880)
Other	3,333	(8,672)

	(134,626)	2,616
Loss Before Income Taxes	(3,665,896)	(8,280,990)

Provision for Income Taxes	800	800

NET LOSS	$(3,666,696)	$(8,281,790)

The accompanying notes are an integral part of these financial statements.

FIELDCENTRIX, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
AND CHANGES IN SERIES A, SERIES A-1
AND SERIES B PREFERRED STOCK

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2002	-	$ -	-	$ -	-	$ -
Restricted stock awards	-	-	-	-	-	-
Recapitalization	59,920,330	5,127,675	-	-	-	-
Exercise of stock options	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance - December 31, 2003	59,920,330	5,127,675	-	-	-	-

Conversion of Series A Preferred Stock	(59,920,330)	(5,127,675)	-	-	-	-
1 for 10 Reverse stock split	-	-	-	-	-	-
Exchange of Common Stock	-	-	4,798,791	5,127,675	-	-

Issuance of Series B Preferred Stock (less issuance costs of $162,321)	-	-	-	-	12,280,675	7,914,678

Conversion of convertible notes into Series B Preferred Stock	-	-	-	-	1,531,037	805,634
Exercise of stock options	-	-	-	-	-	-
Restricted stock awards	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance - December 31, 2004	-	$-	4,798,791	$5,127,675	13,811,712	$8,720,312

The accompanying notes are an integral part of these financial statements.
(Continued on next page)

FIELDCENTRIX, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
AND CHANGES IN SERIES A, SERIES A-1
AND SERIES B PREFERRED STOCK

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid In Capital	Deficit	Deficit
Balance December 31, 2002	50,250,550	$37,711,583	$ 4,390,255	$ (51,345,675)	$ (9,243,837)

Restricted stock awards	701,750	20,028	-	-	20,028

Recapitalization	(40,964,436)	(37,142,133)	(4,390,255)	52,298,586	10,766,198

Exercise of stock options	49,049	2,402	-	-	2,402

Net loss	-	-	-	(8,281,790)	(8,281,790)

Balance - December 31, 2003	10,036,913	591,880	-	(7,328,879)	(6,736,999)

Conversion of Series A Preferred Stock	59,920,330	5,127,675	-	-	5,127,675

1 for 10 Reverse stock split	(62,961,519)	-	-	-	-
					-
Exchange of Common Stock	(4,798,791)	(5,127,675)	-	-	(5,127,675)
					-
Issuance of Series B Preferred Stock (less issuance costs of $162,321)	-	-	-	-	-

Conversion of convertible notes
into Series B Preferred Stock	-	-	201,332	-	201,332

Exercise of stock options	875	175	-	-	175

Restricted stock awards	(9,688)	-	-	-	-

Net loss	-	-	-	(3,666,696)	(3,666,696)

Balance - December 31, 2004	2,188,120	$ 592,055	$ 201,332	$ (10,995,575)	$ (10,202,188)

The accompanying notes are an integral part of these financial statements.

FIELDCENTRIX, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,666,696)	$(8,281,790)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	463,140	651,025
Loss on sale/disposal of assets	29	3,880
Decrease in allowance for doubtful accounts	(34,349)	(51,002)
Non-cash interest expense attributed to beneficial conversions	201,332	-
Decrease in inventory reserve	-	(117,411)
Amortization of debt issuance costs	-	1,145
CHANGES IN OPERATING ASSETS AND LIABILITIES
(Increase) Decrease In:
Accounts receivable	(877,751)	(411,267)
Inventory	43,972	154,213
Prepaid expenses and other	(75,511)	(20,242)
Deposits	-	50,000
Increase (Decrease) In:
Accounts payable	(57,039)	(151,036)
Deferred revenue and customer deposits	101,870	92,843
Accrued expenses and other current liabilities	(280,076)	69,635

Total Adjustments	(514,383)	271,783

Net Cash Used in Operating Activities	(4,181,079)	(8,010,007)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(327,097)	(137,618)
Proceeds from sale of assets	1,125	43,424

Net Cash Used in Investing Activities	(325,972)	(94,194)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series B Preferred Stock	7,914,678	-
Redemption transaction, net	-	5,719,555
Advances from parent, net	-	1,528,816
Proceeds from issuance of convertible promissory notes	-	805,634
Proceeds from issuance of common stock	175	-

Net Cash Provided by Financing Activities	7,914,853	8,054,005

Net Increase (Decrease) in Cash and Cash Equivalents	3,407,802	(50,196)
Cash and Cash Equivalents - Beginning	671,250	721,446

Cash and Cash Equivalents - Ending	$4,079,052	$671,250

The accompanying notes are an integral part of these financial statements.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

A. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Background and Operations

FieldCentrix, Inc. (the Company), a California corporation, formerly Pacific Wireless Software Systems, Inc., was incorporated and commenced operations in December 1994. The Company changed its name to FieldCentrix, Inc. on February 4, 1998. The Company is a global provider of service management software that addresses the unique needs of companies who manage capital equipment, mission critical assets and human capital for the field service industry. Clients include Fortune 500 to mid-size companies. The Company develops and markets mobile field service automation (FSA) systems, which include the wireless dispatch and support of mobile field technicians using portable, hand-held computing devices. The FieldCentrix offering has evolved into a leading complementary service management solution that runs on a wide range of mobile devices (handheld computers, laptops and PCs, and Pocket PC devices), and integrates seamlessly with popular CRM and ERP applications. Add-on features include a Web-based customer self-service portal, workforce optimization capabilities, and equipment-centric functionality. FieldCentrix has licensed applications to companies in a wide range of sectors including HVACR, building and real estate services, manufacturing and process instruments and controls, and medical equipment.

FieldCentrix delivers feature- and data-rich service management solutions that integrate with and complement existing business systems, eliminating process and system gaps while enabling enterprises to improve their return on existing IT investments. Through FX Service Center, enterprises optimize their service resources with “one click” entitlement, service call taking, scheduling, and dispatching.

FX Mobile leverages FieldCentrix’s ServiceFlowsm technology framework to guide field service workers through the steps of a service or maintenance call. It gives service workers a common format to record equipment readings, perform diagnostics and tasks on a mobile device, and send the results electronically to a central database. The ability to establish these definable, repeatable processes allows an enterprise to deliver the same high level of service to each customer, every time.

FieldCentrix products also feature a patented wireless communications methodology that automates message queuing and transmission, and the synchronization of data sent wirelessly. This process allows mobile devices used by field service workers to operate independently during times when wireless access is not available. This eliminates “out-of-coverage, out-of-work” situations. Changes are recorded and automatically sent as soon as the wireless connection is re-established. The entire process is transparent to the field service worker and to the dispatcher. Most importantly, customers are guaranteed uninterrupted service.

With the complete FieldCentrix solution, enterprise customers achieve breakthrough levels of customer satisfaction, organizational effectiveness, field service worker productivity, and improved profitability.

The FieldCentrix Enterprise suite includes:

-
FX Service Center, an Internet-based service management and dispatch solution, manages call taking, field personnel scheduling and dispatching, customer service and entitlements, work orders, time sheets, service agreements, inventory and equipment tracking, pre-invoicing, and reporting. FX Service Center, along with FX Mobile software, helps eliminate paperwork, enhances customer service, and reduces costs. The result is a faster, more efficient, and more profitable field service operation.

-
FX Mobile, a field service software product that uses wireless communications technology and handheld PCs, computers, and Pocket PC devices, automates field service processes and helps field service personnel do their

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

jobs better and faster. With FieldCentrix’s smart mobile client technology, field service workers are able to complete their work, uninterrupted, regardless of wireless coverage. Along with FX Service Center, FX Mobile eliminates the manual inefficiencies and paperwork that can overwhelm your field service workers and your business.

-
FX e-Service provides a dynamic customer self-service portal that links directly from an enterprise Web site. It allows customers of service organizations to submit service requests, access work order information, and manage their accounts over the Internet. When integrated with FX Mobile software, it provides the unique capability to truly deliver real-time information from the point of service to enterprise customers. This is a major competitive differentiator for FieldCentrix clients.

-
FX Interchange software provides data transporting services that allow enterprises to quickly and easily integrate FieldCentrix Enterprise to existing legacy and business systems — to get the most value from FieldCentrix data. FX Interchange converts data stored in the FX Service Center knowledge base to XML (eXtensible Markup Language) or a Microsoft SQL Server 7.0/2000 database. Once converted, the data is easily accessible to other systems for basic billing and payroll extraction, and extensive bi-directional integration purposes to support the needs of an accounting, call center, or service dispatch integrated solution.

Custom integrations are available for clients who wish to integrate with and complement their existing IT infrastructure, regardless of application vendors present or in-house developed custom packages.

Accounting Estimates

Management uses estimates and assumptions in preparing its financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. Because of the inherent uncertainties in estimates, it is as least reasonably possible that the estimates used will change within the near term.

Accounts Receivable

The Company sells and grants credit to customers, substantially all of whom are in North America. The Company performs ongoing credit evaluations of its customers and generally, requires no collateral. The Company has a concentration of credit risk consisting of accounts receivable (see Note D).

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are stated net of an allowance for doubtful accounts of $142,958 and $177,307 at December 31, 2004 and 2003, respectively.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

The following is an analysis of the change in the allowance for doubtful accounts for the years ended December 31:

	2004	2003

Beginning Balance	$177,307	$228,311
Provision charged to operations	-	7,956
Amounts written off	(34,349)	(58,960)

Ending balance	$142,958	$177,307

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States of America, principally:

•	Statement of Position (SOP) No. 97-2, “Software Revenue Recognition,” issued by the American Institute of Certified Public Accountants (AICPA) and interpretations

•	AICPA SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions”

•	Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” and No. 104, “Revenue Recognition” issued by the United States Securities and Exchange Commission

•	Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) EITF 00-21 “Revenue Arrangements with Multiple Deliverables”

The Company enters into contractual arrangements with end users of its products that may include software licenses, maintenance services, consulting services, or various combinations thereof, including the sale of such elements separately. For each arrangement, revenues are recognized when both parties have signed an agreement, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, delivery of the product has occurred, vendor-specific objective evidence about the value of each element are met and no other significant obligations on the part of the Company remain.

For multiple-element arrangements, each element of the arrangement is analyzed and the Company allocates a portion of the total fee under the arrangement to the elements based on the fair value of the element, regardless of any separate prices stated within the contract for each element. Fair value is considered the price a customer would be required to pay if the element were to be sold separately. The Company applies the “residual method” as allowed under SOP 98-9 in accounting for any element of an arrangement that remains undelivered.

The Company considers many factors when applying accounting principles generally accepted in the United States of America related to revenue recognition. These factors include, but are not limited to:

•	The actual contractual terms, such as payment terms, delivery dates, and pricing of the various product and service elements of a contract

•	Time period over which services are to be performed

•	Creditworthiness of the customer

•	The complexity of customizations to the Company’s software required by service contracts

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

•	Discounts given for each element of a contract

•	Any commitments made as to installation or implementation “go live” dates

Each of the relevant factors is analyzed to determine its impact, individually and collectively with other factors, on the revenue to be recognized for any particular contract with a customer. Management is required to make judgments regarding the significance of each factor in applying the revenue recognition standards, as well as whether or not each factor complies with such standards. Any misjudgment or error by management in its evaluation of the factors and the application of the standards, especially with respect to complex or new types of transactions, could have a material adverse affect on the Company’s future revenues and operating results.

License Revenue: Amounts allocated to software license revenues are recognized at the time of shipment of the software when fair value for any undelivered elements is determinable and all the other revenue recognition criteria discussed above have been met.

Consulting Service Revenue: Consulting service revenues are comprised of consulting and implementation services and, to a limited extent, training. Consulting services are generally sold on a time-and-materials basis and can include services ranging from software installation to data conversion and building non-complex interfaces to allow the software to operate in integrated environments. Consulting engagements can last anywhere from one week to several months and are based strictly on the customer’s requirements and complexities and are independent of the functionality of the Company’s software. The Company’s software, as delivered, can be used by the customer for the customer’s purpose upon installation. Further, implementation and integration services provided are not essential to the functionality of the software, as delivered, and do not result in any material changes to the underlying software code. Services are generally separable from the other elements under the same arrangement since the performance of the services are not essential to the functionality of the other elements of the transaction and are described in the contract such that the total price of the arrangement would be expected to vary as the result of the inclusion or exclusion of the services. For services performed on a time-and-materials basis, revenue is recognized when the services are performed and billed. On occasion, the Company enters into fixed fee arrangements or arrangements in which customer payments are tied to achievement of specific milestones. In milestone achievement arrangements, the Company recognizes revenue as the respective milestones are met.

Maintenance Service Revenue: Maintenance service revenues consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are typically paid in advance and are recognized on a straight-line basis over the term of the contract.

Reimbursable Expenses

The Company charges customers for out-of-pocket expenses incurred by its employees during the performance of professional services in the normal course of business. In accordance with Emerging Issues Task Force 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” billings for out-of-pocket expenses that are reimbursed by the customer are to be included in revenues with the corresponding expense included in cost of sales. During the years ended December 31, 2004 and 2003, the Company billed $83,108 and $163,772, respectively, of reimbursable expenses to customers.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less and money market funds to be cash equivalents.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

Restricted Cash

At December 31, 2004 and 2003, cash and cash equivalents in the amount of $226,821 is restricted as to use as collateral on an outstanding letter of credit related to a facility lease agreement (See Note G). This cash will be available for use upon the expiration of the lease agreement, presently December 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets as follows:

Furniture and fixtures	5 - 10 years
Office equipment	3 - 7 years
Computers and related equipment	3 years

Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the lives of the respective assets.

Gains and losses on disposal are recognized in the year of the disposition. Expenditures for repairs and maintenance are charged to expense as incurred and significant renewals and betterments are capitalized.

The Company reviews the carrying values of its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment as of December 31, 2004 and 2003.

Software Development Costs

Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred, until technological feasibility has been established. For the years ended December 31, 2004 and 2003, no such costs have been capitalized.

Fair Value of Financial Instruments

Due to the short term nature of these accounts, the carrying values of cash and cash equivalents, accounts receivable, accounts payable, convertible promissory notes, and accrued expenses approximate their respective fair values.

Stock-Based Compensation

FAS 123 Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation costs for stock-based employee compensation plans based on the fair value of options granted. The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). APB 25 requires recognition of compensation costs for the excess of the stock price over the option exercise price, if any, on the measurement date and to include additional disclosures about compensation costs that would have been recognized in net income had the fair value method prescribed under FAS 123 been followed.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

FAS 123 requires companies to record compensation expense for stock options issued to non-employees based on the fair value of the options granted. The fair value of each award is estimated using the Black-Scholes option pricing model and is remeasured to fair value at each period end until the earlier of the date that performance by the non-employee is complete or a performance commitment has been obtained.

New Accounting Pronouncements

In December 2004, the FASB issued FAS No. 123(R), “Share-Based Payment,” an amendment of FASB Statements 123 and 95. FAS 123(R) replaced FAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement requires companies to recognize the fair value of stock options and other stock-based compensation to employees prospectively beginning with fiscal periods beginning after December 15, 2005. This means that the Company will be required to implement FAS 123(R) no later than the quarter beginning January 1, 2006. The Company currently measures stock-based compensation in accordance with APB Opinion No. 25, as discussed above. The Company anticipates adopting the modified prospective method of FAS 123(R) on January 1, 2006. The impact on the company’s financial condition or results of operations will depend on the number and terms of stock options outstanding on the date of change, as well as future options that may be granted.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 provides guidance on consolidating variable interest entities and applies immediately to variable interests created after January 31, 2003. In December 2003, the FASB revised and superseded FIN 46 with the issuance of FIN 46R in order to address certain implementation issues that were adopted for first reporting period ending after March 15, 2004. The interpretation requires variable interest entities to be consolidated if the equity investment at risk is not sufficient to permit an entity to finance its activities without support from other parties or the equity investors lack certain specified characteristics. The adoption of FIN 46 is not expected have a significant impact on the Company’s financial position or result of operations.

In May 2003, the FASB issued Statement 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for mandatorily redeemable financial instruments of nonpublic entities for the first fiscal period beginning after December 15, 2004. The adoption of SFAS 150 did not have an impact on the Company’s financial position or results of operations.

Research and Development

The Company expenses research and development costs as incurred. Research and development expense was $3,148,800 and $4,528,378 for the years ended December 31, 2004 and 2003, respectively.

Advertising Costs

The Company expenses advertising and promotion costs as incurred. Advertising expense was $33,350 and $24,471 for the years ended December 31, 2004 and 2003, respectively.

Inventory

Inventory is recorded at the lower of cost (first-in, first-out) or market (net realizable value) and consists of purchased finished goods. It is reasonably possible that the Company’s estimate of market will change.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

Income Taxes

Deferred income taxes are recognized for temporary differences in the basis of assets and liabilities for financial statement and income tax reporting that arise due to net operating loss carryforwards, research and development credit carryforwards and from using different methods and periods to calculate depreciation and amortization, allowance for doubtful accounts and accrued vacation. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. The components of the deferred tax asset and liability are individually classified as current and non-current based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

B. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2004	2003

Computers and equipment	$3,338,137	$3,007,735
Office equipment	195,722	203,579
Leasehold improvements	141,083	141,083
Furniture and fixtures	58,201	57,017

	$3,733,143	$3,409,414

C. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31:

	2004	2003
Vacation	$267,960	$241,861
Payroll	212,811	286,940
Warranty and sales reserve	101,326	97,264
Property taxes	65,580	66,000
Recruiting fees	-	73,000
Other	157,112	319,800

	$804,789	$1,084,865

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

D. CONCENTRATIONS

Customers

The Company sells a substantial amount of its products and services to several customers, the loss of any of which may have an adverse effect on the Company.

During the year ended December 31, 2004, the Company sold a substantial portion of its products to two customers. Sales to these customers accounted for 51% and 12% of total sales for the year ended December 31, 2004. Accounts receivable from these customers totaled $1,302,940 and $295,114, respectively, at December 31, 2004.

During the year ended December 31, 2003, the Company sold a substantial portion of its products to three customers. Sales to these customers accounted for 31%, 17%, and 13% of total sales for the year ended December 31, 2003. Accounts receivable from these customers totaled $38,500, $140,240, and $583,630, respectively, at December 31, 2003.

Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Because of the diversification of funds held in money market accounts, which comprise a significant amount of the Company’s cash holdings, the Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. A summary of total insured and uninsured cash balances follows:

Total cash in bank deposit accounts	$4,280,984
Portion insured by FDIC	(100,000)

FDIC Uninsured Cash Balances	$4,180,984

E. EMPLOYEE BENEFIT PLAN

The Company maintains a discretionary profit sharing plan, including a voluntary Section 401(k) feature, for the benefit of its employees. Substantially all employees are eligible to participate in the plan. Under the plan, employees can contribute and defer taxes on compensation contributed. Company contributions to the profit sharing plan are determined at the discretion of the Board of Directors. The Company made no contributions to the plan for the years ended December 31, 2004 and 2003, respectively.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

F. INCOME TAXES

Income tax expense for the years ended December 31 consists of the following:
	2004	2003

Current
Federal	$-	$-
State	800	800
Total Current	800	800

Deferred
Federal	-	-
State	-	-
Total Deferred	-	-
Total	$800	$800

The components of deferred tax assets and liabilities are as follows:

	2004	2003

Deferred tax assets:
NOL carryforwards	$12,764,000	$12,065,000
Research & development
credits	2,548,000	2,760,000
Investment credits	101,000	101,000
Accrued vacation	64,000	58,000
A/R reserve	34,000	42,000
Warranty and sales reserve	24,000	23,000
Fixed assets	3,000	7,000
Gross deferred tax assets	15,538,000	15,056,000

Valuation allowance	(15,538,000)	(15,056,000)

	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets at December 31, 2004 and 2003.

The valuation allowance increased approximately $1,372,000 and $482,000 for the years ended December 31, 2004 and 2003, respectively.

The Company has net operating loss carryforwards of approximately $60,667,000 and $41,446,000, respectively which are available to offset future federal and state taxable income. The Company also has $1,626,000 and $922,000, respectively, of general business credits to carryforward to offset future federal and state income taxes, as

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

well as $101,000 of investment tax credits available to carryforward to offset future state income taxes. The carryforwards expire at various dates through 2024.

G. LEASE COMMITMENTS

The Company leases its facility under a long-term non-cancelable operating lease agreement expiring on December 31, 2005. The agreement generally requires the payment of utilities, real estate taxes, insurance, and repairs. Total rent expense for the years ended December 31, 2004 and 2003 amounted to $354,406 and $393,074, respectively. The Company subleased office space to The Linc Group (See Note K) on a month-to-month basis during 2004. Sublease income of $66,498 received from The Linc Group reduced rent expense recorded by the Company for the year ended December 31, 2004.
The following is a schedule by years of future minimum rental payments required under the operating lease agreement as of December 31, 2004:

Year Ending
December 31, 2005	$424,668

Total minimum payments required	$424,668

H.	SUBSEQUENT EVENT

In July 2005, the Company’s Board of Directors and shareholders approved the sale of substantially all of the Company’s assets to Astea International (NASDAQ: ATEA). The transaction closed on September 21, 2005. Under the terms of the acquisition agreement, Astea will issue 421,106 shares of its common stock to the Company, valued at approximately $3,336,000 based upon the closing price for the five trading days prior to September 21, 2005. There is also a cash earn-out provision providing potential additional compensation to the Company based upon sales of its products and services through June 2007.

I. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:

	2004	2003
Interest	$-	$-
Income taxes	$800	$800

Supplemental Schedule of Noncash Investing and Financing Activities

During the year ended December 31, 2004, the Company issued Series B Preferred Stock upon the conversion of promissory notes totaling $805,634 (See Note J).

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

J. CONVERTIBLE PROMISSORY NOTES

On December 2, 2003, and December 17, 2003, the Company issued short-term convertible promissory notes to several of its shareholders in the aggregate amount of $805,634. The notes were all due on February 2, 2004, and bore no interest if paid by the maturity date. If not paid by the maturity date, the notes bore interest at the rate of eight percent (8%) per annum. The notes were secured by substantially all assets of the Company.

The notes contained a provision which automatically converted all outstanding principal balances into Preferred Stock on the closing of any Equity Financing which was completed by the Company on or before February 2, 2004. The conversion price was equal to eighty percent (80%) of the per share purchase price of the Preferred Stock sold in the Equity Financing.

On January 29, 2004, the Company closed the first round of its Series B Preferred Stock offering (See Note L). As part of this offering, the outstanding bridge loans of $805,634 were converted into 1,531,038 shares of Series B Preferred Stock, at a price of $0.5262 per share, based on 80% of the offering price, which was $0.6577 per share. In accordance with the beneficial conversion feature of the debt, the Company recognized $201,332 in interest expense equal to the excess of the fair value of the Series B Preferred Stock issued upon conversion ($0.6577 per share) over the conversion price per share ($0.5262). The fair value of the shares was determined as of the date of conversion, based on the Company’s actual private placement offering price of $0.6577 per share.

K. RELATED PARTY TRANSACTIONS

Software License and Professional Services Agreement

In June 2003, as part of the Redemption and Recapitalization agreement (See Note L), the Company entered into a $1,000,000 prepaid software license and professional services agreement with ServiceCo Holdings, Inc. (ServiceCo). At the time, ServiceCo (See Note L) owned approximately 19% of the Company, and was owned in part by a Director of the Company. In December 2003, the agreement was assigned to The Linc Group (See Note L), a 12% shareholder at December 31, 2004. The Company recorded revenue of $326,556 and $116,347 for the years ended December 31, 2004 and 2003, respectively, in connection with this agreement. The unused portion of the prepaid agreement totaling $557,097 and $883,653 is included in customer deposits at December 31, 2004 and December 31, 2003, respectively.

L. EQUITY

Acquisition of FieldCentrix

ServiceCo Holdings, Inc. (ServiceCo) acquired 99% of the outstanding common stock of FieldCentrix, Inc. for approximately $57.6 million pursuant to a Transaction Agreement dated September 28, 2001. ServiceCo is a Delaware corporation that is 86% owned by EES Service Holdings, Inc., an indirect wholly owned subsidiary of Enron Corporation. ServiceCo provides on-site facilities management services, vendor management services and heating, ventilation, air conditioning, electrical, and other general maintenance and repair services throughout the United States. The acquisition of FieldCentrix, Inc. was done to utilize its technology to increase technician effectiveness resulting in operational efficiencies and thus allowing ServiceCo to create value that can be shared with its customers.

ServiceCo provided approximately $14.5 million of intercompany funding to FieldCentrix, Inc. through January, 2003. In addition, ServiceCo provided an additional $7.0 million of funding as of January 31, 2003, as part of the Redemption Agreement and Recapitalization plan of the Company (Described more fully below). The Redemption closed on June 9, 2003 at which time FieldCentrix, Inc. was returned to its original investors. These intercompany advances were exchanged for a 20% equity position by ServiceCo in the Company as part of the Redemption Agreement.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

Redemption and Recapitalization

Enron Corp. filed for Chapter 11 Bankruptcy protection in December, 2001. On May 6, 2002, a demand for arbitration was filed with the American Arbitration Association by certain shareholders of ServiceCo who are former shareholders of FieldCentrix, Inc. (the “Shareholders”). In the arbitration demand, the Shareholders alleged fraud, negligent misrepresentation, deceptive trade practices, and violation of federal securities laws by ServiceCo and its representative in connection with the Transaction Agreement dated September 28, 2001, among the Shareholders, ServiceCo, and the other parties thereto. The Shareholders sought to void the Transaction Agreement, require that all equity consideration contributed by the Shareholders under the Transaction agreement be restored to the Shareholders, damages, fees, and other relief as deemed proper.

Arbitration settlement discussions resulted in a January 31, 2003 proposed transaction recommending that approximately 80% of FieldCentrix, Inc. be returned to its former shareholders, in addition to approximately $7.0 million of cash. This proposal was approved by the bankruptcy court and closed June 9, 2003. The remaining 20% continued to be owned by ServiceCo.

ServiceCo Transaction

In December 2003, the ServiceCo management team completed a management buy-out transaction, funded by Global Innovation Partners, to acquire ServiceCo. The new company is called The Linc Group. As a result of this transaction, Enron no longer has any direct or indirect ownership of FieldCentrix, Inc.

Common Stock

Holders of common stock generally vote as a class with the holders of preferred stock and are entitled to one vote for each share held. Subject to the rights of the holders of the preferred stock to receive preferential dividends, the holders of common stock are entitled to receive dividends when and if declared by the Board of Directors. Following payment of the liquidation preferences of the preferred stock, any remaining assets will be distributed ratably among the holders of the common stock upon liquidation, dissolution, or winding up of the affairs of the Company. The holders of common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions.

Series A Preferred Stock

As mentioned below, the Series A Preferred Stock was eliminated and replaced with the Series A-1 Preferred Stock when the Company amended its Articles of Incorporation in January 2004. Each holder of Series A Preferred Stock was entitled to receive dividends at the rate of eight percent (8%) per annum of the original issue price of the stock ($0.1674 per share) on each outstanding share of Series A Preferred Stock before any dividends were paid on common stock. Such dividends were cumulative, but were only payable upon the closing of a liquidating transaction or redemption, as defined in the Articles of Incorporation. Liquidation preferences allowed holders of Series A Preferred Stock to receive distributions in an amount equal to 100% of the per share Series A Original Issue Price plus all accrued but unpaid dividends. Holders of Series A Preferred Stock generally voted as a class with the holders of common stock, were entitled to one vote for each share of common stock into which such preferred stock may be converted, and had the same voting rights as the holders of common stock.

Each share of Series A Preferred Stock was convertible into such number of shares of Common Stock as is determined by dividing (A) the Series B Original Issue price ($0.1674) plus any accrued but unpaid dividends per share by (B) the Series A Conversion Price in effect on the conversion date. The initial Series A Conversion Price was the Series A Original Issue Price.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

The Series A Preferred Stock contained a redemption feature, similar to that of the Series A-1 and Series B Preferred Stock (described below). As mentioned below, the Series A Preferred Stock was eliminated in January 2004.

Series A-1 Preferred Stock

On January 29, 2004, the Company amended its Articles of Incorporation to, among other things, eliminate the existing Series A Preferred Stock, create a new Series A-1 Preferred Stock, consisting of 5,991,985 shares, and create a new Series B Preferred Stock (see following). Prior to approving and filing the Amended Articles of Incorporation, the holders of a majority of the Company’s Series A Preferred Stock elected to convert all outstanding shares of Series A Preferred Stock into an equal number of shares of Common Stock.

In accordance with the terms of the Series B Preferred Stock Purchase Agreement, any investor who holds shares of the Company’s common stock issued upon conversion of the Company’s Series A Preferred Stock who is an accredited investor and who invests an amount equal to such investor’s pro rata portion of the Series B Shares in the Private Placement shall have the right to exchange such investors shares of common stock for the same number of shares of Series A-1 Preferred Stock, held, if any, by such investor prior to the conversion of Series A Preferred Stock into common stock.

Each share of Series A-1 Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing (A) $1.674 (Series A-1 Original Issue Price) plus any accrued but unpaid dividends per share by (B) the Series A-1 Conversion Price in effect on the conversion date. The initial Series A-1 Conversion Price shall be the Series A-1 Original Issue Price.

The holders of Series A-1 Preferred Stock are entitled to receive dividends at the rate of eight percent (8%) per annum of the Series A-1 Liquidation Value (determined by dividing $5,000,000 by the outstanding number of shares of Series A-1 Preferred Stock as of March 31, 2004) on each outstanding share of Series A-1 Preferred Stock, after the payment in full of any preferential dividends to the holders of Series B Preferred Stock, and before the payment of any dividends to holders of Common Stock or any other class of capital stock of the Company. Such dividends are cumulative. Liquidation preferences allow holders of Series A-1 Preferred Stock to receive distributions equal to 100% of the per share Series A-1 Liquidation Value, after payment in full of the liquidation preferences with respect to Series B Preferred Stock. Holders of Series A-1 Preferred Stock generally vote as a class with the holders of common stock, are entitled to one vote for each share of common stock into which such preferred stock may be converted, and have the same voting rights as the holders of common stock.

Series B Preferred Stock

In January 2004, the Company sold shares of Series B Preferred Stock to a limited number of accredited investors pursuant to a Series B Preferred Stock Purchase Agreement. At the initial closing, 6,171,962 shares of Series B Preferred Stock were sold for the aggregate purchase price of $4,059,299 and 1,531,037 shares were issued upon the conversion, and in accordance with the terms, of outstanding bridge notes in the aggregate principal amount of $805,634 (See Note J). The shares were sold at per share price of $.6577 per share, and the conversion shares were converted at a price equal to 80% of the purchase price, $.5262 per share. At a second closing in March 2004, the Company sold an additional 6,108,713 shares of Series B Preferred Stock for the aggregate purchase price of $4,017,700. The aggregate issuance costs totaled $162,321, resulting in net aggregate cash proceeds of $7,914,678.

Each share of Series B Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing (A) the Series B Original Issue price ($0.6577) plus any accrued but unpaid dividends per share by (B) the Series B Conversion Price in effect on the conversion date. The initial Series B Conversion Price shall be the Series B Original Issue Price.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

The holders of outstanding shares of Series B Preferred Stock are entitled to receive dividends at the rate of eight percent (8%) per annum of the Series B Original Issue Price ($0.6577 per share) on each outstanding share of Series B Preferred Stock before any dividends are paid on the Series A-1 Preferred Stock, Common Stock, or any other class of capital stock of the Company. Such dividends are cumulative. Liquidation preferences allow holders of Series B Preferred Stock to receive distributions in an amount equal to 100% of the per share Series B Original Issue Price plus all accrued but unpaid dividends. Holders of Series B Preferred Stock generally vote as a class with the holders of common stock, are entitled to one vote for each share of common stock into which such preferred stock may be converted, and have the same voting rights as the holders of common stock.

Redemption of Preferred Stock

On or after May 31, 2007, the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock and Series A-1 Preferred Stock, voting together as a single class (assuming conversion into Common Stock, of all such preferred shares outstanding), may, at their option, require the Company to redeem all outstanding shares of Series B Preferred Stock and Series A-1 Preferred Stock by delivery of written notice. The redemption would take place on the following schedule: one-third of the outstanding shares to be redeemed 365 days from the date of notice; one-third on the first anniversary of the initial redemption date; and one-third on the second anniversary of the initial redemption date.

The Company shall redeem all outstanding shares of Series B Preferred Stock at a price equal to the original issue price, plus all accrued but unpaid dividends, if any. Shares of Series A-1 Preferred Stock shall be redeemed at a price equal to the Series A-1 Liquidation Value (as defined earlier), plus all accrued but unpaid dividends, if any.

In the event the Company does not have sufficient funds legally available to redeem all shares of Series B Preferred
Stock and Series A-1 Preferred Stock on the date of redemption, the Company on such date shall redeem pro rata (based on the number of shares held by each holder) the maximum number of shares of Series B Preferred Stock it can legally redeem prior to the redemption of the Series A-1 Preferred Stock. Any shares not redeemed shall remain outstanding, and at any time thereafter when additional funds of the Company become legally available for the redemption of shares, such funds shall be immediately used to redeem the balance of shares of Series B Preferred Stock and thereafter the shares of Series A-1 Preferred Stock.

Reverse Stock Split

On January 29, 2004, the Company’s Board of Directors declared, and the Company’s stockholders approved, a one (1) for ten (10) reverse stock split on the shares of the Company’s common stock. Each shareholder of record as of January 27, 2004 received one share for every ten shares of common stock held. The common stock continued to have no par value. All references in the financial statements to the number of shares outstanding, per share amounts, conversion prices and stock option data of the Company’s common stock have been restated to reflect the effect of the reverse stock split for all periods presented.

There were no fractional shares issued in connection with the reverse stock split. In lieu of fractional shares, the Company was to pay each shareholder otherwise entitled to fractional shares an amount in cash equal to the fair market value of such fractional shares, as determined by the Board of Directors. As a result, the Company paid amounts to various unaccredited shareholders in lieu of issuing fractional shares, which was based on a fair market value of $.07 per share.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

Warrants

There was no warrant activity for the years ended December 31, 2004 and 2003.

The following table summarizes information about warrants outstanding and exercisable at December 31, 2004:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercisable Price
$24.30	5,349	0.80	$24.30	5,349	$24.30

Stock Options

In July 2003, the Company adopted the 2003 Incentive Stock Option Plan (the “Plan”) which provides for the granting of incentive or non-statutory stock options to employees, non-employee directors, consultants and advisors. Unless terminated sooner by the Board of Directors, the Plan will terminate in July 2013.

The incentive and non-qualified stock options are granted with exercise prices of not less than 100% of the estimated fair value of the underlying common stock on the date of the grant, as determined by the Board of Directors. The exercise price per share may not be less than 110% of the estimated fair value of the underlying common stock on the grant date for any individual possessing more than 10% of the total outstanding common stock of the Company.

Options granted under the Plan vest over periods ranging from full vesting at the date of grant to five years and are exercisable over periods not exceeding ten years. At December 31, 2004 and 2003, the aggregate number of shares which may be awarded under the Plan is 4,592,352 and 1,659,628 respectively. At December 31, 2004 and 2003, 624,966 and 693,118 options, respectively, were available for future grant.

FIELDCENTRIX, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

A summary of the option activity under the Plan for the years ended December 31, 2004 and 2003 is as follows:

		Weighted-Average
	Shares	Exercise Price

Balance at December 31, 2002	-	-
Granted	1,102,635	0.20
Exercised	(267,335)	-
Cancelled	(136,125)	0.20
Balance at December 31, 2003	699,175	0.20
Granted	3,302,269	0.07
Exercised	(1,613)	0.20
Cancelled	(306,744)	0.14
Balance at December 31, 2004	3,693,087	0.09

The following table summarizes information about options outstanding and exercisable at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercisable Price
$0.07 - $0.20	3,693,087	6.98	$0.09	678,538	$0.11

The Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), in accounting for its employee and qualifying director stock options. Accordingly, no expense is recognized in the Company’s financial statements because the exercise price of the Company’s employee stock options is equal to or greater than the fair value of the Company’s common stock on the date of grant. The following pro forma information was determined as if the Company had accounted for its employee stock options under Financial Accounting Standards Board Statement No. 123, Accounting for Stock Based Compensation (FAS 123).

	2004	2003
Net Loss
As reported	$(3,366,696)	$(8,281,790)
Pro forma	$(3,445,758)	$(8,357,783)

ASTEA INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(b) Pro Forma Financial Information

The following unaudited pro forma combined condensed financial statements are presented to illustrate the effects of the acquisition by Astea International Inc. (“Astea”) of the assets of FieldCentrix, Inc. (“FieldCentrix”). A pro forma condensed balance sheet is not provided as our 10-Q for the period ended September 30, 2005, filed on November 14, 2005, already reflected the acquisition of net assets and corresponding allocation of the purchase price. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and nine months ended September 30, 2005 were prepared as if the acquisition had occurred as of the first day of the year ending December 31, 2004. The pro forma statements of operations for the year ended December 31, 2004 and nine months ended September 30, 2005, include the historical results of Astea and FieldCentrix and the effect of all of the adjustments related to the acquisition. Such pro forma adjustments do not purport to be indicative of what would have occurred had the acquisition been made as of the date or the results which may occur in the future.

The unaudited pro forma financial adjustments are based upon available information and assumptions that Astea believes are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information which may be revised as additional information becomes available. The notes to the unaudited pro forma combined condensed financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements. Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what Astea’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated, or to project Astea’s financial performance for any future periods.

ASTEA INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2004
(In thousands, except per share amounts)

	Year Ended December 31, 2004
	Astea		Pro Forma		As
	International	FieldCentrix	Adjustments		Consolidated
Revenues
Software license fees	7,992	3,707	-		11,699
Services and maintenance	11,325	4,736	-		16,061

Total revenues	19,317	8,443	-		27,760

Costs and expenses:
Cost of software license fees	1,838	43	144	A	2,025
Cost of services and maintenance	6,356	2,881			9,237
Product development	1,431	3,149			4,580
Sales and marketing	5,565	3,544	208	A	9,317
General and administrative	2,051	2,357	145	A	4,553

Total costs and expenses	17,241	11,974	497		29,712

Income (loss) from operations	2,076	(3,531)	(497)		(1,952)

Interest income	58	63			121
Interest expense		(201)	201	B	-
Miscellaneous income		3			3

Income (loss) before income taxes	2,134	(3,666)	(296)		(1,828)

Income tax expense	-	1			1

Net income (loss)	2,134	(3,667)	(296)		(1,829)

Basic net income (loss) per share	$0.72				$(0.54)

Diluted net income (loss) per share	$0.71				$(0.54)

Weighted average shares used in computing
basic net income (loss) per share	2,960				3,381

Weighted average shares used in computing
diluted net income (loss) per share	3,001				3,381

ASTEA INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2005
(In thousands, except per share amounts)

	Nine Months Ended September 30, 2005
	Astea		Pro Forma		As
	International	FieldCentrix	Adjustments		Consolidated
Revenues
Software license fees	7,471	1,584			9,055
Services and maintenance	9,906	3,184			13,090

Total revenues	17,377	4,768			22,145

Costs and expenses:
Cost of software license fees	875	48	108	A	1,031
Cost of services and maintenance	5,805	1,738	-		7,543
Product development	1,486	1,987	-		3,473
Sales and marketing	4,607	2,146	156	A	6,909
General and administrative	1,967	1,750	109	A	3,826

Total costs and expenses	14,740	7,669	373		22,782

Income (loss) from operations	2,637	(2,901)	(373)		(637)

Interest income	90	45	-		135
Interest expense	-	-	-		-
Miscellaneous income	-	63	-		63

Income (loss) before income taxes	2,727	(2,793)	(373)		(439)

Income tax expense	-	-	-		-

Net income (loss)	2,727	(2,793)	(373)		(439)

Basic net income (loss) per share	$0.92				$(0.13)

Diluted net income (loss) per share	$0.89				$(0.13)

Weighted average shares used in computing
basic net income (loss) per share	2,976				3,433

Weighted average shares used in computing
diluted net income (loss) per share	3,072				3,433

ASTEA INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  Description of Transaction

On September 26, 2005, Astea International Inc., a Delaware corporation (the “Company”), filed a current report on Form 8-K to report that it acquired substantially all of the assets of FieldCentrix, Inc. (“FieldCentrix”) on September 21, 2005, through its wholly-owned subsidiary, FC Acquisition Corp. The total purchase price, including transaction costs is $3,626,000. In addition, the Asset Purchase Agreement provides for certain quarterly cash earnout payments payable to FieldCentrix through June 30, 2007 related to gross license revenues for certain sales of FieldCentrix products and collections for certain non-maintenance services for FieldCentrix products. The Company purchased substantially all of the assets of FieldCentrix, including certain cash and accounts receivable, personal property, contracts and intellectual property and assumed certain liabilities.

The purchase price of $3,626,000 was paid through the issuance of 421,106 shares of the Company’s unissued shares and transaction costs paid by cash to various third parties. The shares of Astea stock were valued at $7.922 per share, based on the average closing price of the Company’s stock over the previous five (5) trading days. Any additional payments to FieldCentrix due to the earnout provisions described above, will be added to the purchase price. However, due to the uncertainty surrounding both the magnitude and timing of any future transactions, the Company has determined that it should only increase the purchase price when such revenue transactions complete the entire revenue cycle.

2.  Preliminary Purchase Price Allocation

These amounts represent adjustments related to the acquisition of the assets of FieldCentrix under the purchase method of accounting. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based upon management’s best estimates of their fair value with any excess cost over the net tangible and intangible assets acquired allocated to goodwill. The preliminary estimated purchase price is allocated as follows and is for illustrative purposes only (in thousands):

		Amortization Period

Assets acquired:
Cash	$906
Accounts receivable	354
Prepaid expenses	95
Property and equipment	1,451	1 to 5 years
Customer relationships	1,360	10 years
Other assets	31
Goodwill	956

	5,153
Less liabilities assumed:
Accrued expenses	492
Deferred revenue	1,035

	1,527

Total purchase price	$3,626

The allocation is subject to change pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The final purchase cost, as well as the impact of ongoing integration activities, estimated other liabilities directly related to the FieldCentrix acquisition and changes in purchase accounting allocations, could all cause material differences from the information presented.

3.  Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

A.	To record the amortization of intangibles and depreciation on revalued property and equipment.

Amounts represent the amortization of intangible assets and depreciation of revaluing of property and equipment (per the allocation of the estimated price in Note 2 above) that would have been recorded during the year ended December 31, 2004 had the transaction closed on the first day of 2004. The intangible assets in Astea’s acquisition of FieldCentrix will be amortized on a straight-line basis over periods ranging form one to ten years. The additional depreciation resulting from the revalued property and equipment will be depreciated on the straight-line basis over periods ranging from one to four years. Management has completed its preliminary allocation of the purchase price and does not expect the final allocation to differ materially from the preliminary determination.

B.	To eliminate interest expense on conversion of promissory notes to Series B Preferred Stock.

Amount represents interest expense on January 29, 2004 transaction which converted promissory notes to Series B Preferred Stock. This transaction related to a recapitalization transaction that would not have occurred had FieldCentrix been acquired by Astea at January 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEA INTERNATIONAL INC.

By: /s/ Rick Etskovitz

Rick Etskovitz
Chief Financial Officer

Dated: December 7, 2005